Exhibit 10.12

BERRY PETROLEUM COMPANY

NON-EMPLOYEE DIRECTOR

DEFERRED STOCK AND COMPENSATION PLAN

(as amended and restated effective November 19, 2008)

Section 1.       Establishment of Plan; Purpose.  The Berry Petroleum Company Non-Employee Director Deferred Stock and Compensation Plan (the “Plan”) is hereby established to permit Eligible Directors, in recognition of their contributions to the Company (a) to receive Shares in lieu of Compensation and (b) to defer recognition of their Compensation in the manner described below.  The Plan is intended to enable the Company to attract, retain and motivate qualified directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

Section 2.       Definitions.  When used in this Plan, the following terms shall have the definitions set forth in this Section:

2.1.          “Accounts” shall mean an Eligible Director’s Stock Unit Account and Interest Account.

2.2.          “Board of Directors” shall mean the Board of Directors of the Company.

2.3.          “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

2.4.          “Company” shall mean Berry Petroleum Company, a Delaware corporation.

2.5.          “Compensation” shall mean (a) the quarterly fee earned by an Eligible Director for service as a Director; (b) the fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; (c) the fee earned by an Eligible Director for (i) attendance at meetings of the Board of Directors and (ii) attendance at meetings of committees; and (d) any other cash compensation earned for service as a Director.

2.6.          “Determination Date” shall mean, for the Compensation earned by an Eligible Director (x) for the services identified in subsections (a), (b) and (c) of the definition of “Compensation” above, the last trading day of the fiscal quarter in which such service was provided, and (y) pursuant to subsection (d) of the definition of Compensation above, the date designated by the Board of Directors for the payment of such Compensation, or if such date is not a trading day, the first trading day thereafter.

2.7.          “Director” shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

2.8.          “Effective Date” shall mean the date on which the Plan is approved by the stockholders of the Company.

2.9.          “Eligible Director” shall mean a member of the Board of Directors who is not an employee of the Company.

2.10.        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.        “Fair Market Value” shall mean the closing price or the last sale (as reported by the New York Stock Exchange) of a Share or any other reasonable basis using actual transactions of such Shares as reported and as shall be consistently applied by the Committee.

2.12.        “Interest Account” shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not allocated to Units in a Stock Unit Account.

2.13.        “Shares” shall mean shares of Stock.

2.14.        “Stock” shall mean the Class A Common Stock of the Company.

2.15.        “Stock Unit Account” shall mean a bookkeeping account established to record the interests of an Eligible Director who has elected to have deferred Compensation credited as Units in this Account.

2.16.        “Unit” shall mean a contractual obligation of the Company to deliver a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

Section 3.       Administration.  The Plan shall be administered by the Committee.

Section 4.       Deferred Compensation Program.

4.1.          Election to Defer.  On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account.  Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his term as a Director begins, to defer payment of all or any part of his Compensation payable for the portion of such calendar year following such election.

4.2.          Method of Election.  A deferral election shall be made by written notice filed with the Corporate Secretary of the Company.  Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary.  Any such revocation or modification of a deferral election shall become effective as of December 31 of the year in which such notice is given and only with respect to Compensation payable in respect of the calendar year following the year in which such revocation or modification is made.  Amounts credited to the Eligible Director’s Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be credited and distributed only in accordance with the deferral election in place prior to such revocation and modification and otherwise in accordance with the applicable terms of the Plan.  An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation with respect to services rendered in the calendar year following the year in which such new election is filed with the Corporate Secretary of the Company.

4.3.          Investment Election.  At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 4.1, the Eligible Director shall also designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Unit Account.  If an Eligible Director fails to designate the allocation between the two Accounts, 100% of such Compensation shall be credited to the Interest Account.  By written notice to the Corporate Secretary, an Eligible Director may change the investment election and the manner in which Compensation is allocated among the Accounts but only with respect to services to be rendered in the calendar year following the year in which such new investment election is filed with the Corporate Secretary.

4.4.          Interest Account.

a.           Any Compensation allocated to an Eligible Director’s Interest Account shall be deemed earned and credited to the Interest Account as of the Determination Date.

b.           Any amounts credited to the Interest Account shall be credited with interest at the annual rate for the 3-month treasury bill as of the Determination Date as quoted in the Wall Street Journal, times 3/12.

4.5.           Stock Unit Account.

a.           Any Compensation allocated to an Eligible Director’s Stock Unit Account shall be deemed earned and credited to Units in the Stock Unit Account as of the Determination Date.

b.           The number of Units allocated to the Eligible Director’s Stock Unit Account pursuant to subsection (a) above shall be equal to the quotient of (i) the aggregate Compensation allocated to the Stock Unit Account as of the Determination Date divided by (ii) the Fair Market Value on the Determination Date.  Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down.

4.6.         Dividend Equivalents.

a.           An Eligible Director who has elected to defer Compensation to a Stock Unit Account shall have no rights as a stockholder of the Company with respect to any Units until Shares are distributed and delivered to the Eligible Director.

b.           Notwithstanding the provisions of subsection (a), each Eligible Director who has allocated Compensation to a Stock Unit Account shall have the right to receive an amount equal to the dividend per Share declared by the Company on the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director in his Stock Unit Account (a “Dividend Equivalent”).

c.           Dividend Equivalents shall be treated as reinvested in an additional number of Units and credited to the Eligible Director’s Stock Unit Account.

d.           The additional number of Units to be credited to the Eligible Director’s Stock Unit Account pursuant to (c) (iii) shall be determined by dividing (i) the product of (A) the number of Units in the Eligible Director’s Stock Unit Account on the date the dividend is declared, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the last trading day of the fiscal quarter in which the dividend is declared.

e.           Notwithstanding the date used for purposes of determining the number of additional Units as provided in subsection (d) above, the additional Units to be credited for Dividend Equivalents shall be deemed earned and credited to the Eligible Director’s Stock Unit Account on the last trading day of the fiscal quarter in which such dividend is declared.

f.           In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director’s Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director’s rights and such adjustment shall be made and effective as of the last day of the fiscal quarter in which such corporate transaction has occurred.

4.7.         Distribution Election.

a.           At the time an Eligible Director makes a deferral election pursuant to Section 4.1, the Eligible Director shall also file with the Corporate Secretary a written election (a “Distribution Election”).

b.           The distribution from the Stock Unit Account shall be made in Shares and the distribution from the Interest Account shall be made in cash.  The Distribution Election shall specify that such distribution shall commence, at the election of the Eligible Director, as soon as practicable following the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day following the calendar year in which the Eligible Director ceases to be a Director.

c.           Such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten (10)) as the Eligible Director may designate on the Distribution Election.  The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid.

d.           An Eligible Director may at any time prior to the time at which the Eligible Director ceases to be a Director, and from time to time, change any Distribution Election applicable to his Accounts, provided that no election to change the timing or form of any final distribution shall be effective unless (i) it is made in writing and received by the Corporate Secretary at least one (1) year prior to the time at which the Eligible Director ceases to be a director and (ii) the start date of any installment distribution or lump sum payment is delayed at least five years.

4.8.         Unforeseeable Emergency Withdrawal.  Any Eligible Director may, after submission of a written request to the Corporate Secretary and such written evidence of the Eligible Director’s financial condition as the Committee may reasonably request, withdraw from his Interest Account (but not from his Stock Unit Account) up to such amount as the Committee shall determine to be necessary to alleviate the Eligible Director’s unforeseeable emergency plus applicable taxes as a result of the distribution.  Withdrawals will only be approved for a severe financial hardship to the Eligible Director resulting from an illness or accident of the Eligible Director, his or her spouse or dependent (as defined in IRC § 409A (a) (2) (B) (ii)).

4.9.          Timing and Form of Distributions.

a.           Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director’s service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 4.7.

b.           If an Eligible Director fails to specify in accordance with Section 4.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director.  In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

Section 5.      Unfunded Status.  The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan.  A Unit represents a contractual obligation of the Company to deliver Shares to an Eligible Director as provided herein.  The Company has not segregated or earmarked any Shares or any of the Company’s assets for the benefit of an Eligible Director or his beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so.  The Eligible Director and his beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to an Eligible Director’s Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor.  Units shall not be deemed to constitute options or rights to purchase Stock.

Section 6.      Amendment and Termination.  The Plan may be amended at any time by the Committee or the Board of Directors.  Unless the Board otherwise specifies at the time of such termination, the termination of the Plan will not result in the premature distribution of the amounts credited to an Eligible Director’s Accounts.

Section 7.      General Provisions.

7.1.          No Right to Serve as a Director.  This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

7.2.           Rights of a Terminated Director.  Notwithstanding the fact that an Eligible Director ceases to be a director during any fiscal quarter, the Eligible Director’s Accounts shall be credited, on the last trading day of the fiscal quarter, with all Compensation and Dividend Equivalents earned as of the last business day he served as an Eligible Director.

7.3.           Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

7.4.           No Right to Particular Assets.  Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons.  Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company’s creditors.  To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

7.5.           Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

7.6.           Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

7.7.           Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.